EXHIBIT 5

      Metropolitan Life Insurance Company                 MetLife(R)
      One MetLife Plaza
      27-01 Queens Plaza North
      Long Island City, NY 11101
      212 578-2211



      MYRA L. SAUL
      Associate General Counsel
      Law Department
      Tel 212 578-5334    Fax 212 578-1622






      November 7, 2006

Re:   MetLife Insurance Company of Connecticut
      File No. 333-
      Fixed Annuity

Dear Sirs

This opinion is furnished in connection with the proposed offering of certain fixed annuity contracts ("Contracts") issued by MetLife Insurance Company of Connecticut under Registration Statement No. 333- ("Registration Statement") and described therein, filed by MetLife Insurance Company of Connecticut under the Securities Act of 1933, as amended. MetLife Insurance Company of Connecticut is a wholly-owned subsidiary of MetLife, Inc. and an affiliate of Metropolitan Life Insurance Company.

I have made such examination of law and examined such reports of MetLife Insurance Company of Connecticut and other documents as in my judgment are necessary or appropriate to render the opinion expressed below. In my opinion:

1. MetLife Insurance Company of Connecticut is a corporation validly existing and in good standing under the laws of the State of Connecticut.

2. The offer and sale by MetLife Insurance Company of Connecticut of the Contracts have been duly authorized and each Contract, when delivered and when the first purchase payment thereunder is made, all in accordance with the prospectus ("Prospectus") included in the Registration Statement and in compliance with the applicable local law, will be a legal and binding obligation of MetLife Insurance Company of Connecticut in accordance with its terms. Owners of Contracts, as such, will not be subject to any deductions and charges by MetLife Insurance Company of Connecticut other than those described or referred to in the Prospectus.

I hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,


Myra L. Saul
Associate General Counsel
Metropolitan Life Insurance Company